UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A9

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Destiny Corporate Enterprises, Inc.

(Exact Name of registrant in its charter)

Delaware	6770	45-5093117
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

81 Dow Jones St. #8
Henderson, NV 89074
(702) 466-3333
(Address and telephone number of principal executive offices)

Harold Gewerter, Esq.
5536 S. Ft. Apache #102
Las Vegas, NV 89148
(702) 382-1714
(Name, address and telephone number of agent for service)

Copies to:
Harold Gewerter, Esq.
5536 S. Ft. Apache #102
Las Vegas, NV 89148
Telephone (702) 382-1714
Electronic Fax (702) 382-1759

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee(2)

Common Stock-New Issue	$100,000.00	$0.025	$100,000.00	$11.46

(1)

This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Destiny Corporate Enterprises, Inc.

4,000,000 Shares of Common Stock, $0.025 per share

Destiny Corporate Enterprises, Inc. (“Destiny” or the "Company") is offering on a best-efforts basis a minimum of 1,000,000 and a maximum of 4,000,000 shares of its common stock at a price of $0.025per share. The shares are intended to be sold directly through the efforts of Underhill Securities Corp.     who is acting as   an  exclusive sales agent and best efforts underwriter for this offering. Underhill Securities Corp. shall receive a commission of 8% on all securities sold. The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein. This offering constitutes the initial public offering of Destiny Corporate Enterprises, Inc.

The proceeds from the sale of the shares in this offering will be payable to Underhill Securities Corp. for the benefit of (“fbo”) Destiny Corporate Enterprises, Inc. All subscription funds will be held in trust in a non-interest bearing Trust Account at Wells Fargo Bank and no funds shall be released to Destiny Corporate Enterprises, Inc. until such a time as offering is completed which release shall be limited to 10% of the proceeds. If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. In which case all Trust fees shall be borne by registrant. See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held. The offering may terminate on the earlier of: (i) the date when the sale of all 4,000,000 shares to be sold by the issuer is completed, (ii) anytime after the minimum offering of 1,000,000 shares of common stock is achieved at the discretion of the Board of Directors, or (ii) 180 days from the effective date of this document.

There is currently no public market for Destiny Corporate Enterprises, Inc.'s common stock. The Company is a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The offering proceeds and the securities to be issued to investors must be deposited in an account (non interest bearing) (the "Deposited Funds" and "Deposited Securities," respectively). While held in the trust account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable upon completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. It is a requirement under Rule 419(e) of the Securities Act that the net assets or fair market value of any business to be acquired must represent at least 80% of the maximum offering proceeds. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (minus up to 10% which may be release to the registrant upon completion of the offering) and none of the deposited securities will be issued to investors. The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the company.

In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors. Until 90 days after the date funds and securities are released from the trust or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 9.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.025	$0.002	$0.023
Minimum	1,000,000	$25,000	$2,000	$23,000
Maximum	4,000,000	$100,000	$8,000	$92,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated October   3, 2014

UNDERHILL SECURITIES CORP. *

  4045 South Spencer Street, Suite 108, Las Vegas, NV 89119 Tel: (702) 987-5449 Fax: (702) 650-3262 Web: underhillsecurities.com          * UnderHill Securities Corp. will act as a best efforts selling agent for the securities sold hereunder.

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 – SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

Rights and Protections Under Rule 419

The net proceeds (minus commissions) of this offering will be placed in an trust account until the completion of a merger or acquisition as detailed herein (other than up to 10% of the proceeds that may be released to the company upon completion of the offering, which is expected to occur prior to entry into an acquisition agreement). The registrant many not be successful in the offering or a merger or acquisition. Such trusted funds may not be used for salaries or reimbursable expenses. Underhill Securities Corp is acting as TrustTrustee for this offering.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The offering proceeds and the securities to be issued to investors must be deposited in an trust account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the trust account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable upon completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the company. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post effective amendment will contain information about the acquisition/merger candidate including their financials. The reconfirmation is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1)

The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the trust account within five business days after the effective date of the post-effective amendment;

(2)

Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3)

If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds held in the trust account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means; (The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the company.)

(4)

The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(5)

If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the trust account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means minus up to 10% that may be released to the registrant after completing the offering. The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the company.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

THE COMPANY

Business Overview

Destiny Corporate Enterprises, Inc. ("Destiny" or the "Company"), incorporated in the State of Delaware on November 10, 2011, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Nicole Anderson, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Ms. Anderson serves as President, Secretary, Treasurer and Director. Ms. Anderson determined next to proceed with filing a Form S-1. Ms. Anderson has no specific experience, qualification, attributes or skills to perform as a director of a blank check company nor in the acquisition of acquisition candidates.

Ms. Anderson, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under "Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale securities of "blank check" companies in their prospective jurisdictions. Our sole officer and director, Ms. Anderson, does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Ms. Anderson as the sole officer and director and sole signatory on this registration statement is bound thereby by Rule 419 as it relates to the sale of his shares.

As of the date of this prospectus, the company has 8,000,000 shares of $0.0001 par value common stock issued and outstanding and are all held by Nicole Anderson our sole officer, director and shareholder.

The Company has net losses of $30,275 and will likely not experience revenues for the foreseeable future.

As shown in the financial statements accompanying this prospectus, the Company has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

Destiny Corporate Enterprises, Inc.’s operations and corporate offices are located at 81 Dow Jones St. #8, Henderson, NV 89074, with a telephone number of (702) 466-3333

Destiny Corporate Enterprises, Inc.’s fiscal year end is Dec. 31.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

(A)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

THE OFFERING

Destiny Corporate Enterprises, Inc. is offering, on a best efforts, self-underwritten basis, a minimum of 1,000,000 and a maximum of 4,000,000 shares of its common stock at a price of $0.025 per share. The proceeds from the sale of the shares in this offering will be payable to "Underhill Securities Corp. fbo Destiny Corporate Enterprises, Inc.” and will be deposited in a non-interest bearing bank account at Wells Fargo Bank until the trust conditions are met and thus no interest shall be paid to any investor or to the Company. The trust conditions are as follows:

(1)

The Trustee has received written certification from the Company and any other evidence acceptable by the Trustee that the Company has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds (both company and selling shareholder sales) and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer(at least 80% of the offering shares ( both company and selling shareholder) must have voted in favor of reconfirmation); and

(2)

The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated or

(3)

The deposited funds shall be returned to investors in the event that the minimum offering amount is not raised within 180 days (in which case the securities are returned to the company

All subscription agreements and checks are irrevocable and should be delivered to Destiny Corporate Enterprises, Inc., at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check.

All subscription funds will be held in trust and no funds shall be released to Destiny Corporate Enterprises, Inc. until such a time as the trust conditions are met (see the section titled "Plan of Distribution" herein) other than 10% which may only be released to Destiny upon completion of the offering. (see the section titled "Plan of Distribution" herein). The offering may terminate at any time after the minimum is reached at the discretion of the Board of Directors up to the time that the offering is filled or a maximum of 180 days and that the time frame for doing so would rest upon whether in the opinion of the Board of Directors it was unlikely to complete the full offering and that allowing the offering to run the full 180 days would endanger the likelyhood of completion of an acquisition/merger and POS AM within the 18 months allowed under Rule 419, or (ii) 180 days from the effective date of this document. If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non interest bearing account) or deduction of fees. The amount of funds actually collected in the trust account from checks that have cleared the interbank payment system, as reflected in the records of the insured depository institution (Wells Fargo Bank), is the only factor assessed in determining whether the minimum offering condition has been met. Such minimum must be reached prior to the expiration of the offering. The Company will cause to be issued stock certificates of common stock purchased within five (5) day of the receipt of subscription to allow for the clearance of funds and will within 1 day of issuance cause such shares to be delivered to the trustees account at Wells Fargo Bank.

Ms. Anderson, our sole officer and director may not purchase any shares covered by this registration statement.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The offering proceeds and the securities to be issued to investors must be deposited in an trust account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the trust account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable upon completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors. The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the company.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post effective amendment will contain information about the acquisition/merger candidate including their financials. The reconfirmation is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1)

The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the trust account within five business days after the effective date of the post-effective amendment;

(2)

Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3)

If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds held in the trust account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means; (The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the company.)

(4)

The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(5)

If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the trust account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means minus up to 10% that may be released to the registrant after reaching the minimum offering. The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the company.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Destiny Corporate Enterprises, Inc. has secured Action Stock Transfer out of Salt Lake City, UT as its transfer agent. The Company expects to seek quotations for its securities upon completion of the offering and a merger/acquisition and the reconfirmation offering. There is no guarantee of approval for quotation.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Audited Statements of operations data

	For the Year Ended December 31, 2013		For the Year Ended December 31, 2012		For the Three Months Ended June 30, 2014
Revenue	$	−	$	−	$	−
Expenses:
General and administrative expenses		765		1,510		−
Total Expenses		3,765		1,510		−
Net Income (Loss)		$(3,765)		$(1,510)	$	−

Unaudited Balance sheets data

	December 31, 2013		December 31, 2012		June 30, 2014
ASSETS
Current Assets
Cash	$	−	$	−	$	−
Total current assets

Total assets	$	−	$	−	$	−

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities		$5,275		$1,510		$5,580

Total Liabilities		$5,275		$1,510		$5,580

Stockholders’ Equity

Common stock		8,000		8,000		8,000
Additional Paid in Capital		17,000		17,000		17,000
(Deficit) accumulated during development stage		(30,275)		(26,510)		(30,580)

Total stockholder's equity		(5,275)		(1,510)		(5,580)

Total liabilities and stockholder's equity	$	−	$	−	$	−

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. This section discloses all of the material risks of an investment in this Company.

HAVING A SOLE OFFICER AND DIRECTOR MAY HINDER OPERATIONS RESULTING IN THE FAILURE OF THE BUSINESS. Destiny Corporate Enterprises, Inc.’s operations depend solely on the efforts of Nicole Anderson, the sole officer and director of the Company. Ms. Anderson has no specific experience, qualification, attributes or skills to perform as a director of a blank check company nor in the acquisition of acquisition candidates. Ms. Anderson has no experience related to public company management, nor as a principal accounting officer. Because of this, the Company may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles. While seeking a business combination, our sole officer and director, Ms. Anderson anticipates devoting between five and ten hours per month to the business of the Company. The Company's officer has not entered into a written employment agreement with the Company and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officer and director. Notwithstanding the combined limited experience and time commitment of our sole officer and director, Ms. Anderson, loss of the services of this individual would adversely affect development of the Company's business and its likelihood of continuing operations. The Company has no other full or part time employees. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

POTENTIAL CONFLICTS OF INTEREST MAY RESULT IN LOSS OF BUSINESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Nicole Anderson is involved in other employment opportunities and may periodically face a conflict in selecting between Destiny Corporate Enterprises, Inc. and other personal and professional interests. Company has not formulated a policy for the resolution of such conflicts should they occur. If the Company loses Nicole Anderson to other pursuits without a sufficient warning, the Company may, consequently, go out of business. There are no current employment opportunities which are a conflict of interest and it is impossible to predict what future employment opportunities will be and that non are likely at the moment. There exist conflicts of interests in that Ms. Anderson may either direct a potential target to Charlotte Capital Corp or favor a target that will provide her with employment or a fee earning arrangement.

REGISTERED SELLING SHAREHOLDER MY CREATE A CONFLICT OF INTERESTS WHICH MAY RESULT IN CONCOMPLETE OR INSUFFICIENT OFFERING.

Ms. Anderson could actively negotiate the sale of her control interests for up to $800,000. Thus there may be a conflict of interest between Ms. Anderson selling shares she owns and those registered for sale in this offering by the Company. This conflict could result in the incomplete or insufficient sales in the offering by the Company.

NICOLE ANDERSON HAS ANOTHER BLANK CHECK COMPANY WHICH MAY RESULT IN A CONFLICT

Nicole Anderson is the president, director and sole shareholder of Charlotte Capital Corp. which is a 419 blank check company whose offering closed in 2012. Therefore a conflict of interest may exist as to prospective investors and acquisition candidates. Ms. Anderson may choose to place investors or acquisitions in Charlotte Capital Corp instead of the Company to the detriment of the Company.

RULE 419 LIMITATIONS MAY LIMIT BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an trust account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post effective amendment will automatically receive a return of his investment funds. Up to 10% of the proceeds from the offering may be released to the Company upon completion of the offering and therefore may not be returned to investors.

Although investors may request the return of their funds in connection with the reconfirmation offering required, the Company's shareholders will not be afforded an opportunity to approve or disapprove any particular transaction.

THE FACT THAT NO AUDITED FINANCIAL STATEMENTS ARE BEING REQUIRED PRIOR TO BUSINESS COMBINATION BEING DEEMED PROBABLE MAY DECREASE CONFIDENCE IN AVAILABLE FINANCIALS. The Company shall not require the business combination target to provide audited financial statements until it is probable that an agreement for merger or acquisition may be reached, thus there is the risk that the unaudited statements which are provided to the Company during its due diligence may contain errors that an audit would have found thus exposing the investors to the risk that the business combination target may not be as valuable as it appears during the combination approval process. It is anticipated that any acquisition will not be deemed probable until the point of the signing of either a Letter of Intent (“LOI”) or agreement. The audits will be required at this time in order to be included in the post effective amendment required by Rule 419. The Issuer does not anticipate seeking such acquisition until the point that the minimum offering has been exceeded and sales have ceased.

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN TRUST ACCOUNT MAY LIMIT LIQUIDITY FOR A SIGNIFICANT PERIOD OF TIME. It shall be unlawful for any person to sell or offer to sell Shares held in the trust account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result investors may be unable to sell or transfer their shares for a significant period of time.

THE FACT THAT THE COMPANY HAS DISCRETIONARY USE OF PROCEEDS IN THIS "BLANK CHECK" OFFERING MAY LEAD TO UNCERTAINTY AS TO FUTURE BUSINESS SUCCESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. As a result of our sole officer and director, Ms. Anderson's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward affecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See "Description of Business."

MS. ANDERSONS LACK OF EXPERIENCE MAY RESULT IN THE ACQUISITION OR ATTEMPTED ACQUISITION WITHOUT DISCOVERY OF ADVERSE FACTS WHICH MAY RESULT IN A FAILED ACQUISITION.

The company may not discover or adequately evaluate adverse facts about a potential opportunity or business acquisition given Ms. Anderson’s lack of experience in the mergers and acquisitions field. Ms. Anderson will run Google back ground checks on the potential officers and directors and examine the audited financials provided.

AN ACQUISITION CANDIDATE MAY BE IN THE EARLY STAGES OF DEVELOPMENT OR BE FINANCIALLY UNSTABLE WHICH MAY RESULT IN A FAILED ACQUISITION OR IN FAILURE OF THE BUSINESS AFTER AN ACQUISITION.

A target company may be financially unstable, or may be in its early stages of development or growth without established records of sales or earnings. Thus it is possible that any such acquisition will fail or that the company’s business may fail after completion of an acquisition resulting in a complete loss of the investors investment.

THE COMPANY’S SECURITIES ARE SUBJECT TO THE PENNY STOCK RULES WHICH MAY LIMIT INVESTMENT.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all. Investors in penny stocks may be entitled to cancel the purchase and receive a refund if a sale is in violation of the penny stock rules or other federal or states securities laws and if a penny stock is sold to the investor in a fraudulent manner, investors may be able to sue the persons and firms that committed the fraud for damages.

MS. ANDERSON MAY NOT PAY ALL THE EXPENSES OF THE OFFERING RESULTING IN THE FAILURE TO COMPLETE THIS OFFERING WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Ms. Anderson has agreed to pay all the expenses of this offering however there is no enforceable agreement to this effect and thus in the event that Ms. Anderson fails to pay all the expenses of this offering, the offering may not be completed resulting in the lack of success of the Company’s business plan.

REGULATIONS CONCERNING "BLANK CHECK" ISSUERS MAY LIMIT BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS RESULTS IN NO ASSURANCE OF SUCCESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS RESULTS IN NO ASSURANCE OF SUCCESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While our sole officer and director, Ms. Anderson intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS MAY LIMIT POSSIBLE BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

SINCE THERE IS NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION AND NO STANDARDS FOR BUSINESS COMBINATION THE INVESTORS MAY NOT APPROVE THE TRANSACTION WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, an entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Our sole officer and director has not identified any particular industry or specific business within an industry for evaluations. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. It is a requirement under Rule 419(e) of the Securities Act that the net assets or fair market value of any business to be acquired must represent at least 80% of the maximum offering proceeds.

THE COMPANY’S REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company will be required to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

THE COMPANY’S LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION MAY LIMIT BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

THE COMPANY’S LACK OF DIVERSIFICATION MAY LIMIT FUTURE BUSINESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

THE COMPANY MAY FALL UNDER POSSIBLE INVESTMENT COMPANY ACT REGULATION WHICH MAY INCREASE COSTS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Although the Company will be subject to regulation under the Securities Exchange Act of 1933, our sole officer and director, Ms. Anderson, believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

THE PROBABLE CHANGE IN CONTROL AND MANAGEMENT UPON A BUSINESS COMBINATION MAY RESULT IN UNCERTAIN MANAGEMENT FUTURE WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require our sole officer and director, Ms. Anderson, of the Company to sell or transfer all or a portion of the Company's common stock held by her, or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

THE REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION MAY RESULT IN DILUTION. The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

THE DISADVANTAGES OF A BLANK CHECK OFFERING MAY DISCOURAGE BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company and the requirements of a post effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information.

THE POSSIBLE FEDERAL AND STATE TAXATION OF A BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES RESULTING IN A LONGER TIME TO COMPLETION OF THE OFFERING OR FAILURE OF THE OFFERING ALL TOGETHER. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

SINCE THERE IS NO ASSURANCE SHARES WILL BE SOLD THIS MAY RESULT IN LIMITING FUTURE OPERATING CAPITAL. The 4,000,000 Common Shares to be sold by the issuer are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

THE COMPANY’S BUSINESS ANALYSIS BEING DONE BY A NON PROFESSIONAL MAY INCREASE RISK OF POOR ANALYSIS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Analysis of business operations will be undertaken by our sole officer and director who is not a professional business analyst. Thus the depth of such analysis may not be as great as if undertaken by a professional which increases the risk that any merger or acquisition candidate may not continue successfully.

THE ARBITRARY OFFERING PRICE MEANS THE SHARES MAY NOT REFLECT FAIR MARKET VALUE.. The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

IF THE COMPANY LACKS SUCCESSFUL MARKETING EFFORTS THIS MAY RESULT IN FAILURE OF THE BUSINESS. One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful. Lack of identification and completion of a successful merger/acquisition will render the shares sold hereunder worthless.

SINCE THRE IS NO PUBLIC MARKET FOR COMPANY'S SECURITIES THE LIQUIDITY OF THE SHARES MAY BE LIMITED. Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. No trading of our common stock will be permitted until following our consummation of a business combination meeting the requirements of Rule 419(e)(1)(ii). The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and general market conditions. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

THE SHARES ELIGIBLE FOR FUTURE SALE MAY INCREASE THE SUPPLY OF SHARES ON THE MARKET DILUTING THE VALUE OF THE SHARES PURCHASED HEREUNDER. All of the 8,000,000 Shares, which are held by our sole officer and director, Ms. Anderson, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act")). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the Shares owned by our sole officer and director, Ms. Anderson eligible for sale in the future which may adversely affect the market price of the Common Stock. Ms. Anderson, our sole officer and director’s shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933.

THE COMPANY’S COMPLIANCE WITH THE CURRENT AND PERIODIC REPORTING REQUIREMENTS UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 MAY PROVE TO BURDENSOME WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Upon the effectiveness of this registration and the filing of the Form 8A, the Company will be fully reporting and subject to the current and periodic reporting requirements under the Securities and Exchange Act of 1934. The burden of the time and expense of these reporting requirements may be beyond the capabilities of the Company which may result in the failure of the business.

INVESTORS WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION. The purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.017 per share while our present stockholders will receive an increase of $0.008 per share in the net tangible book value of the shares they hold. This will result in a 68.8% dilution for purchasers of stock in this offering. Assuming the minimum shares offered herein are sold, giving effect to the receipt of the minimum estimated offering proceeds of this offering net of the offering expenses, our net book value will be $23,000 or 0.00 per share. Therefore the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.025 per share while our present stockholders will receive an increase of $0.00 per share in the net tangible book value of the shares they hold. This will result in a 100.00% dilution for the purchasers of stock in this offering.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our sole officer and director, Ms. Anderson's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

There may be risks and circumstances that management may be unable to predict. When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

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ITEM 4 – USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total
Total Offering Proceeds	25,000	100.00%	50,000	100.00%	100,000	100.00%
Net Held in Trust(2)	22,500	90.00%	45,000	90.00%	82,800	82.80%
Working Capital(1) -	22,500	90.00%	45,000	90.00%	82,800	82.80%
Total Use of Proceeds	25,000	100.00%	50,000	100.00%	100,000	100.00%

Notes:

(1)

The category of General Working Capital may include, but not be limited to, printing costs, postage, communication services, overnight delivery charges, additional professional fees, consulting fees, and other general operating expenses. Since the sole business plan of the registrant is to effectuate a merger or acquisition, working capital references only costs associated with effectuating a merger or acquisition.

(2)

Deducting for the 10% which may be releasable to the company upon completion of the offering.

ITEM 5 – DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $92,000 or $0.01 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.017 per share while our present stockholders will receive an increase of $0.008 per share in the net tangible book value of the shares they hold. This will result in a 68.8% dilution for purchasers of stock in this offering. Assuming the minimum shares offered herein are sold, giving effect to the receipt of the minimum estimated offering proceeds of this offering net of the offering expenses, our net book value will be $23,000 or 0.00 per share. Therefore the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.025 per share while our present stockholders will receive an increase of $0.00 per share in the net tangible book value of the shares they hold. This will result in a 100.00% dilution for the purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering
Offering Price Per Share	$0.025	$0.025
Book Value Per Share Before the Offering	$0.00	$0.00
Book Value Per Share After the Offering	$0.00	$0.01
Net Increase to Original Shareholder	$0.00	$0.008
Cash contribution by Original Shareholders	$25,000	$25,000
Decrease in Investment to New Shareholders	$0.025	$0.017
Cash contribution by New Shareholders	$25,000	$100,000
Dilution to New Shareholders (%)	100.00%	68.8%

	Minimum	Maximum
	Offering	Offering
Cash contribution by Original Shareholders	$25,000	$25,000
Cash contribution per share by Original Shareholders	$0.00	$0.00
Cash contribution by New Shareholders	$25,000	$100,000
Cash contribution per share by New Shareholders	$0.025	$0.025
Ownership percent of original shareholders after offering	88.88%	66.66%
Ownership percent of New shareholders after offering	11.12%	33.34%

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ITEM 7 – SELLING SHAREHOLDER

None.

ITEM 8 – PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. Other than pursuant to certain exemptions permitted by Rule 419, no trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Underhill Securities Corp.      as   an  exclusive sales agent and a best efforts underwriter. Underhill Securities Corp. shall receive a commission of 8% on all securities sold. The intended methods of communication include, without limitation, telephone and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable as disclosed herein received by the sales agent in connection with sales of our securities will be transmitted immediately into the trust account until the offering is closed. There can be no assurance that all, or any, of the shares will be sold.

Underhill Securities Corp is acting as underwriter and sales agent for both the primary and resale offering. Underhill’s duties are on a best efforts basis and Underhill has no obligation to purchase any securities hereunder. Underhill shall receive an 8% commission on all sales it makes as sales agent under both the primary and resale offering.

	Underhill discount %	Net proceeds after Underhill discount	Underhill Sales Agent Commission	Net proceeds after Underhill Commission
Primary Offering ($100,000)	0	$100,000	8%	$92,000
Secondary Offering ($800,000)	0	$800,000	8%	$736,000

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent other than Underhill Securities as disclosed herein. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The offering proceeds and the securities to be issued to investors must be deposited in an trust account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the trust account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable upon completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (having a value of at least 80% of the amount raised in this offering) has been consummated and a sufficient number of investors (80% of those purchasing in the offering) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors(10% may have been released to the Company upon completion of the offering). The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the company.

The proceeds from the sale of the shares in this offering will be payable to Underhill Securities Corp. fbo Destiny Corporate Enterprises, Inc. ("Trust Account") and will be deposited in a non-interest bearing bank account at Wells Fargo Bank until the trust conditions are met. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Trust Account until the earlier of: (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated and no funds shall be released to Destiny Corporate Enterprises, Inc., Inc. until such a time as the trust conditions are met other than up to 10% as disclosed herein. In the event that 18 months have passed from the date of the prospectus and no such acquisition has been consummated funds shall be returned pro rata to investors. Securities will be released to investors upon the consummation of an acquisition meeting the requirements of Rule 419. The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the company. The trusttrustee will continue to receive funds and perform additional disbursements until either (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated. Thereafter, this trust agreement shall terminate. If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees upon the expiration of 180 days. The fee of the TrustTrustee is $1,500.00. [See Exhibit 99(a)]. The amount of funds actually collected in the trust account from checks that have cleared the interbank payment system, as reflected in the records of the insured depository institution, is the only factor assessed in determining whether the minimum offering condition has been met. Underhill Securities Corp. (which has a net cap. of $25,000 or more) as trusttrustee acting as trustee for the separate investors and that the trusttrustee will make the determination based solely on the account records of the insured depository institution (Wells Fargo Bank).

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(c)] and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

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ITEM 9 – DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Destiny Corporate Enterprises, Inc. is authorized to issue 75,000,000 shares of common stock, $0.001 par value. The company has issued 8,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of Destiny Corporate Enterprises, Inc.’s common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

PREEMPTIVE RIGHTS

No holder of any shares of Destiny Corporate Enterprises, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Destiny Corporate Enterprises, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Destiny Corporate Enterprises, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Destiny Corporate Enterprises, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 – INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

Harold Gewerter is legal counsel to the Company. Mr. Gewerter has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mr. Gewerter has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission.

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ITEM 11 – INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Destiny Corporate Enterprises, Inc. (the "Company"), was incorporated on November 4, 2011 under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Nicole Anderson, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Ms. Anderson serves as President, Secretary, Treasurer and Director. Ms. Anderson determined next to proceed with filing a Form S-1.

Ms. Anderson, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under “Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Our sole officer and director, Ms. Anderson, does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein.

Number of Total Employees and Number of Full Time Employees

Destiny Corporate Enterprises, Inc. is currently in the development stage. During this development period, we plan to rely exclusively on the services of our sole officer and director to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. Other than our officer and director the Company has no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 81 Down Jones ST. #8, Henderson, NV 89074. Office space, utilities and storage are currently being provided free of charge at the present time at this address by our sole officer and director Ms. Anderson. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

Nicole Anderson, our officer and director has not been convicted in a criminal proceeding.

Nicole Anderson, our officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Destiny Corporate Enterprises, Inc. common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Destiny Corporate Enterprises, Inc. and its sole officer and director, Ms. Anderson, makes no representation about the present or future value of our common stock. Other than pursuant to certain exceptions permitted by Rule 419, no trading in your common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

As of the date of this prospectus,

1.

There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Destiny Corporate Enterprises, Inc.;

2.

There are currently 8,000,000 shares of our common stock held by our officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

All of the presently outstanding shares of common stock (8,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Destiny Corporate Enterprises, Inc. has 8,000,000 shares of $0.001 par value common stock issued and outstanding held by 1 shareholder of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Destiny Corporate Enterprises, Inc. was incorporated on November 10, 2011.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company's sole officer, director, promoter nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

The Company will obtain audited financial statements of a target entity. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes if applicable. In the event that no such assurances are provided the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Registrant has no full time employees. The Registrant's officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Our sole officer and director, Ms. Anderson anticipates that the business plan of the Company can be implemented by our officer devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS"

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. The company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the company is filing a form 8A registering the company under Section 12G of the Exchange Act concurrently with this registration statement which will register the Company’s common shares under the Exchange Act and upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13 of the Exchange Act. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

GENERAL BUSINESS PLAN

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the company is filing a form 8A registering the company under Section 12G of the Exchange Act concurrently with this registration statement which will register the Company’s common shares under the Exchange Act and upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13 of the Exchange Act.

The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Our sole officer and director, Ms. Anderson, anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our sole officer and director, Ms. Anderson, believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, our sole officer and director, Ms. Anderson, believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The costs of an initial public offering may include substantial attorney and auditor fees and the time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance. On the other hand a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. Once deemed a Shell Company, Rule 144 imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. Our sole officer and director, Ms. Anderson, intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's sole officer and shareholder. In analyzing prospective business opportunities, our sole officer and director, Ms. Anderson, will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Our sole officer and director, Ms. Anderson, will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained.

Our sole officer and director, Ms. Anderson, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's sole officer and director, Ms. Anderson, has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present sole officer and director and shareholder, Ms. Anderson of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders. Ms. Anderson has agreed to pay all the expenses of the offering estimated at $11,376 and has in fact paid most of those fees prior to the filing of this prospectus. Ms. Anderson has also agreed to pay all expenses of finding, doing due diligence and completing an acquisition. It is anticipated that these expenses will be between $15,000 and $20,000.

It is anticipated that the Company's principal shareholder may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a price not to exceed $0.10 per share. No transfer or sales of any shares held in trust shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state. Ms. Anderson could actively negotiate the sale of her control interests for up to $800,000. Thus there may be a conflict of interest between Ms. Anderson selling shares she owns and those registered for sale in this offering by the Company.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements. The Company will need to file such audited statements as part of its post effective amendment (reconfirmation). The Company is filing a Form 8a concurrently with this registration statement and thus will be subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable).

The Company's sole officer and shareholder has verbally agreed that he will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. He has also agreed that such advances will be made interest free without expectation of repayment. There is no dollar cap on the amount of money which he may advance to the Company. The Company will not borrow any funds from anyone for the purpose of repaying advances made by the shareholder, and the Company will not borrow any funds to make any payments to the Company's promoters, sole officer and director, Ms. Anderson or her affiliates or associates.

COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

CRITICAL ACCOUNTING POLICIES

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

(A)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(1) PREVIOUS INDEPENDENT AUDITORS:

a.

On July 12, 2013, the Company was informed that our registered independent public accountant, Sam Kan & Co. (SK) of Alameda CA ("PM") declined to stand for re-appointment.

b.

SK's report on the financial statements for the years ended December 31, 2011 and 2010, and for the period Nov. 10, 2011 (date of inception) through December 31, 2011 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.

c.

Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial audit for the years ended December 31, 2011 there have been no disagreements with SK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of SK would have caused them to make reference thereto in their report on the financial statements. Through the interim period July 12, 2013 (the date of decline to stand for re-appointment of the former accountant), there have been no disagreements with SK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of SK would have caused them to make reference thereto in their report on the financial statements.

d.

We have authorized SK to respond fully to the inquiries of the successor accountant.

e.

During the years ended December 31, 2011 and 2010 and the interim period through July 12, 2013, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

f.

The Company provided a copy of the foregoing disclosures to SK prior to the date of the filing of this Report and requested that SK furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2) NEW INDEPENDENT ACCOUNTANTS:

a.

On July 12, 2013, the Company engaged KLJ & Associates, LLP ("KLJ") of St Louis, Park, MN, as its new registered independent public accountant. During the years ended December 31, 2011 and 2010 and prior to July 12, 2013 (the date of the new engagement), we did not consult with KLJ regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by KLJ, in either case where written or oral advice provided by KLJ would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director is elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Nicole Anderson(2)	32	President, Secretary, Treasurer, and Director	Inception – Current

Notes:

(1)

Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. Ms. Anderson is the sole director and he appointed himself as the company’s sole officer and will hold office until resignation or removal from office.

(2)

Nicole Anderson has outside interests and obligations other than Destiny Corporate Enterprises, Inc. He intends to spend approximately 10 hours per month on our business affairs. At the date of this prospectus, Destiny Corporate Enterprises, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Nicole Anderson, President, Secretary, Treasurer, Director, Sole Shareholder, age 32.

From August 2010 until the present, Nicole Anderson has been Indirect Account Executive at Metro PCS in Las Vegas, NV. There she supported indirect/third party retail distribution channels and maintained reporting requirements and forecasts.

From May 2010 to August 2010, Nicole Anderson was a staffing manager for Robert Half International where she marketed to clients as well as conducted in-person meetings with key mangers to senior level executives for marketing purposes.

From January 2008 to February 2010, Ms. Anderson was a sales representative for Liberty Mutual in Henderson NV. From January 2006 to January 2008 Ms. Anderson was Assistant Sales Manager for Verizon Wireless in Las Vegas, NV.

Ms. Anderson is currently the sole officer and director of Charlotte Capital Corp. a blank check on Form S-1 which went effective on January 25, 2012. Ms. Anderson has been the sole officer and director of Charlotte Capital Corp. since its inception on February 7, 2011. Charlotte Capital Corp. is currently seeking a merger or acquisition candidate. Nicole Anderson is the president, director and sole shareholder of Charlotte Capital Corp. which is a 419 blank check company. Therefore a conflict of interest may exist as to prospective investors and acquisition candidates. Ms. Anderson may choose to place investors or acquisitions in Charlotte Capital Corp instead of the Company to the detriment of the Company.

Ms. Anderson has no specific experience, qualification, attributes or skills to perform as a director of a blank check company nor in the acquisition of acquisition candidates.

The registrant currently has no independent directors as the sole director of the company is Nicole Anderson.

Our officer and director is not a full time employee of our company and is actively involved in other business pursuits. He also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, he may be subject to a variety of conflicts of interest. Since our officer and director is not required to devote any specific amount of time to our business, he will experience conflicts in allocating his time among his various business interests. Moreover, any future blank check companies that are organized by our officer and director may compete with our company in the search for a suitable target.

In general, officers and directors of a Nevada corporation are obligated to exercise their powers in good faith and with a view to the interests of the corporation.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officer and director will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, he will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

Legal

Board Committees

Destiny Corporate Enterprises, Inc. has not yet implemented any board committees as of the date of this prospectus.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

[Balance of this Page Intentionally Left Blank]

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Nicole Anderson	2012	−	−	−	−	−	−	−
Officer and Director	2013	−	−	−	−	−	−	−

DIRECTORS' COMPENSATION

Our director is not entitled to receive compensation for services rendered to Destiny Corporate Enterprises, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Destiny Corporate Enterprises, Inc.’s incorporation on November 10, 2011, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Destiny Corporate Enterprises, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Nicole Anderson, President, Secretary, Treasurer and Director	8,000,000	100.00%	66.66%

	All Directors and Officers as a group (1 person)	8,000,000	100.00%	66.66%

Footnotes

(1)

The address of each executive officer one director is c/o Destiny Corporate Enterprises, Inc., 81 Dow Jones St. #8, Henderson, NV 89074.

(2)

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)

Assumes the sale of the maximum amount of this offering (4,000,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the offering is 12,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about November 10, 2011, Nicole Anderson, our officer and director, paid for expenses involved with the incorporation of Destiny Corporate Enterprises, Inc. with personal funds ($25,000) on behalf of Destiny Corporate Enterprises, Inc., in exchange for 8,000,000 shares of common stock each, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Nicole Anderson was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Nicole Anderson, the company’s sole shareholder, officer and director is the only promoter of the company.

We use a corporate office located at 81 Down Jones ST. #8, Henderson, NV 89074. Office space, utilities and storage are currently being provided free of charge at the present time at this address by our sole officer and director Ms. Anderson. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

REPORTS TO SECURITY HOLDERS

1.

After this offering, Destiny will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2.

After this offering, Destiny will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status. The Company is filing a Form 8A concurrently with this registration.

3.

The public may read and copy any materials Destiny files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Destiny’s SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Destiny Corporate Enterprises, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Destiny of expenses incurred or paid by a director, officer or controlling person of Destiny in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Destiny will, unless in the opinion of Destiny legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

DESTINY CORPORATE ENTERPRISES, INC.

FINANCIAL STATEMENTS

Including Independent Accountants’ Audit Report

For the Fiscal Years Ended

December 31, 2013 and December 31, 2012

And for the Period from November 10, 2011 (Inception) to December 31, 2013

KLJ & Associates, LLP
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Destiny Corporate Enterprises, Inc.

We have audited the accompanying balance sheets of Destiny Corporate Enterprises, Inc. (a development stage company) (the "Company") as of December 31, 2013 and 2012 , and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2013and 2012 and the period November 10, 2011 (Inception) through December 31 2013. Destiny Corporate Enterprises, Inc. is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based upon our audit the financial statements referred to above present fairly, in all material respects, the financial position of Destiny Corporate Enterprises, Inc. as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012 and the period November 10, 2011 (Inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note B to the financial statements, The Company is in the development stage, has not earned revenue, has suffered net losses and has had negative cash flows from operating activities during the year ended December 31, 2013 and the period November 10, 2011 (Inception) through December 31, 2013. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note B. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP
St. Louis Park, MN
May 14, 2014

1660 South Highway 100
Suite 500
St . Louis Park, MN 55416
630.277.2330

Destiny Corporate Enterprises, Inc.

(A Development Stage Company)

Balance Sheets

	December 31,
ASSETS	2013		2012

Current Assets
Cash	$	−	$	−

Total Current Assets		−		−

Total Assets	$	−	$	−

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts Payable		$2,275		$1,510
Related Party Payable		3,000		−

Total Current Liabilities		5,275		1,510

Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value, 100,000,000 shares authorized; 8,000,000 shares issued and outstanding, respectively		8,000		8,000
Additional paid-in capital		17,000		17,000
Deficit accumulated during the development stage		(30,275)		(26,510)

Total Stockholders’ Equity (Deficit)		(5,275)		(1,510)

Total Liabilities and Stockholders’ Equity (Deficit)	$	−	$	−

The accompanying notes are an integral part of these financial statements.

Destiny Corporate Enterprises, Inc.

(A Development Stage Company)

Statements of Operations

	Year Ended December 31, 2013		Year Ended December 31, 2012		Period from November 10, 2011 (inception) to December 31, 2013
Revenues	$	−	$	−	$	−

Operating Expenses
General and administrative		765		1,510		2,443
Consulting fees		−		−		15,000
Professional fees		3000		−		12,832

Total Operating Expenses		3,765		1,510		30,275

Net Loss		$(3,765)		$(1,510)		$(30,275)

Basic and diluted net loss per common share		$(0.00)		$(0.00)

Weighted-average number of common shares outstanding		8,000,000		8,000,000

The accompanying notes are an integral part of these financial statements.

Destiny Corporate Enterprises, Inc.

(A Development Stage Company)

Statements of Stockholders’ Equity (Deficit)

For the Period from November 10, 2011 (inception) to December 31, 2013

	Common Stock		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders’ Equity
	Shares	Amount	Capital	Stage	(Deficit)
Common stock issued for cash	8,000,000	$8,000	$17,000	$-	$25,000

Net loss for the period ended December 31, 2011	−	−	−	(25,000)	(25,000)

Balance as of December 31, 2011	8,000,000	8,000	17,000	25,000	−

Net loss for the year ended December 31, 2012	−	−	−	(1,510)	(1,510)

Balance as of December 31, 2012	8,000,000	$8,000	$17,000	$(26,510)	$(1,510)

Net loss for the year ended December 31, 2013	−	−	−	(3,765)	(3,765)

Balance as of December 31, 2013	8,000,000	8,000	17,000	(30,275)	(5,275)

The accompanying notes are an integral part of these financial statements.

Destiny Corporate Enterprises, Inc.

(A Development Stage Company)

Statements of Cash Flows

	Year Ended December 31, 2013		Year Ended December 31, 2012		Period from November 10, 2011 (inception) to December 31, 2013
Cash flows from operating activities:
Net loss for the period		$(3,765)		$(1,510)		$(30,275)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in operating assets and liabilities:
Accounts payable		765		1,510		2,275

Net cash provided by (used in) operating activities		(3,000)		−		(28,000)

Cash flows from financing activities:
Advances from related party		3,000		−		3,000
Proceeds from sale of stock		−		−		25,000

Net cash provided by financing activities		3,000		−		28,000

Net increase (decrease) in cash		−		−		−

Cash, beginning of the period		−		−		−
Cash, end of the period	$	−	$	−	$	−

Supplemental Cash Flow Information:
Interest paid	$	−	$	−	$	−
Income taxes paid	$	−	$	−	$	−

The accompanying notes are an integral part of these financial statements.

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Destiny Corporate Enterprises, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

Destiny Corporate Enterprises, Inc. (the Company) was incorporated in the State of Delaware on November 10, 2011. Destiny Corporate Enterprises, Inc. is a development stage company with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office equipment	5 – 10 years
Copier	5 – 7 years
Vehicles	5 – 10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

The Company has been in the developmental stage since inception and has no operation to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred. The Company did not incur any advertising expenses in the period ended December 31, 2013.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on Destiny Corporate Enterprises, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Destiny Corporate Enterprises, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized one hundred million (100,000,000) shares of common stock with a par value of $0.001. Currently, there were eight million (8,000,000) shares of common stock have been issued and outstanding as of December 31, 2013 and 2012 respectively.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

NOTE B—GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock and from acquiring loans to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received through related party loans and the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

NOTE C—INCOME TAXES

As of December 31, 2013, the Company had net operating loss carry forwards of approximately $30,275 that may be available to reduce future years’ taxable income in varying amounts through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

	2013		2012
Federal income tax benefit attributable to:
Current operations		$3,765		$1,510
Less: valuation allowance		(3,765)		(1,510)
Net provision for Federal income taxes	$	−	$	−

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	2013		2012
Deferred tax asset attributable to:
Net operating loss carryover		$1,280		$529
Less: valuation allowance		(1,280)		(529)
Net deferred tax asset	$	−	$	−

NOTE D—COMMON STOCK

On or about November 10, 2011, Nicole Anderson, our officer and director, paid $25,000 for the incorporation of the Company with personal funds on behalf of the Company. Subsequently, she received reimbursement from the company through issuance of 8,000,000 shares of common stock at $0.003125 per share. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no material assets.

NOTE E—SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2013 through the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period ended December 31, 2013.

Destiny Corporate Enterprises, Inc.

(A Development Stage Enterprise)

Unaudited Balance Sheets

	June 30,		December 31,
	2014		2013
ASSETS

Current assets
Cash	$	−	$	−
Total current assets		−		−

Total assets	$	−	$	−

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Accounts payable		$2,580		$2,275
Related Party Payable		3,000		3,000
Total liabilities (All Current)		5,580		−

Stockholders' (deficit) equity
Common Stock: $0.001 par value, 100,000,000 shares authorized, 8,000,000 shares issued and outstanding as of March 31, 2014 and December 31, 2013		8,000		8,000
Additional paid in capital		17,000		17,000
Deficit accumulated during the development stage		(30,80)		(25,000)
Total stockholders' (deficit) equity		(5,580)

Total liabilities and stockholders' (deficit) equity	$	−	$	−

See accompanying notes to financial statements

Destiny Corporate Enterprises, Inc.

(A Development Stage Enterprise)

Unaudited Statement of Operations

			For the Period from
			Inception on
	For the Three	For the Three	November 10,
	Months Ended	Months Ended	2011 to
	June 30, 2014	June 30,2013	June 30, 2014

Revenue	$ −	$ −	$ −

Expenses
General and administrative	305	−	2,443
Consulting fees	−	−	15,000
Professional fees	−	−	12,832
Total expenses	−	−	30,275

Net loss	$305	$ −	$(30,275)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	8,000,000	8,000,000

	See accompanying notes to financial statements

Destiny Corporate Enterprises, Inc.

(A Development Stage Enterprise)

Unaudited Statements of Cash Flows

	For the Three Months Ended June 30, 2014		For the Period from November 10, 2011 (Inception) to June 30, 2014
Cash flows from operating activities
Net loss		$305		$(30,580)
Adjustments to reconcile net income to net
cash used by operating activities
Accounts payable		305		2,580
Net cash used in operating activities		−		(28,000)

Cash flows from investing activities		−		−

Cash flows from financing activities
Advances from related party				3,000
Proceeds from sale of stock		−		25,000
Net cash provided by financing activities		−		28,000

Net change in cash		−		−

Cash at beginning of period		−		−

Cash at end of period	$	−	$	−

Supplemental cash flow Information:
Cash paid for interest	$	−	$	−
Cash paid for income taxes	$	−	$	−

See accompanying notes to financial statements

DESTINY CORPORATE ENTERPRISES

UNAUDITED NOTES TO FINANCIALS

JUNE 30, 2014

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Destiny Corporate Enterprises, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

Destiny Corporate Enterprises, Inc. (the Company) was incorporated in the State of Delaware on November 10, 2011. Destiny Corporate Enterprises, Inc. is a development stage company with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

The Company has been in the developmental stage since inception and has no operation to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

DESTINY CORPORATE ENTERPRISES

UNAUDITED NOTES TO FINANCIALS

JUNE 30, 2014

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred. The Company did not incurre any advertising expenses in the period ended March 31, 2014.

DESTINY CORPORATE ENTERPRISES

UNAUDITED NOTES TO FINANCIALS

JUNE 30, 2014

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on Destiny Corporate Enterprises, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Destiny Corporate Enterprises, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized one hundred million (100,000,000) shares of common stock with a par value of $0.001. Currently, there were eight million (8,000,000) shares of common stock have been issued and outstanding as of March 31, 2014.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

ASC 105, “Generally Accepted Accounting Principles” (ASC 105) (formerly Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162)” reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board ("FASB") into a single source of authoritative generally accepted accounting principles ("GAAP") to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification ("ASC") carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed "non-authoritative". ASC 105 is effective on a prospective basis for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the guidance included in ASC 105 as of July 1, 2009. The implementation of this guidance changed the Company's references to GAAP authoritative guidance but did not impact the Company's financial position or results of operations.

ASC 855, “Subsequent Events” (ASC 855) (formerly Statement of Financial Accounting Standards No. 165, Subsequent Events) includes guidance that was issued by the FASB in May 2009, and is consistent with current auditing standards in defining a subsequent event. Additionally, the guidance provides for disclosure regarding the existence and timing of a company's evaluation of its subsequent events. ASC 855 defines two types of subsequent events, "recognized" and "non-recognized". Recognized subsequent events provide additional evidence about conditions that existed at the date of the balance sheet and are required to be reflected in the financial statements.

Non-recognized subsequent events provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date and, therefore; are not required to be reflected in the financial statements. However, certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. This guidance was effective prospectively for interim or annual financial periods ending after June 15, 2009. The Company implemented the guidance included in ASC 855 as of April 1, 2009. The effect of implementing this guidance was not material to the Company's financial position or results of operations.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05, “Measuring Liabilities at Fair Value,” (“ASU 2009-05”). ASU 2009-05 provides guidance on measuring the fair value of liabilities and is effective for the first interim or annual reporting period beginning after its issuance. The Company’s adoption of ASU 2009-05 did not have an effect on its disclosure of the fair value of its liabilities.

DESTINY CORPORATE ENTERPRISES

UNAUDITED NOTES TO FINANCIALS

JUNE 30, 2014

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)

In September 2009, the FASB issued ASC Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) ("ASC Update No. 2009-12"). This update sets forth guidance on using the net asset value per share provided by an investee to estimate the fair value of an alternative investment. Specifically, the update permits a reporting entity to measure the fair value of this type of investment on the basis of the net asset value per share of the investment (or its equivalent) if all or substantially all of the underlying investments used in the calculation of the net asset value is consistent with ASC 820. The update also requires additional disclosures by each major category of investment, including, but not limited to, fair value of underlying investments in the major category, significant investment strategies, redemption restrictions, and unfunded commitments related to investments in the major category. The amendments in this update are effective for interim and annual periods ending after December 15, 2009 with early application permitted. The Company does not expect that the implementation of ASC Update No. 2009-12 will have a material effect on its financial position or results of operations.

In June 2009, FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) ("Statement No. 167"). Statement No. 167 amends FASB Interpretation No. 46R, Consolidation of Variable Interest Entities an interpretation of ARB No. 51 ("FIN 46R") to require an analysis to determine whether a company has a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has a) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The statement requires an ongoing assessment of whether a company is the primary beneficiary of a variable interest entity when the holders of the entity, as a group, lose power, through voting or similar rights, to direct the actions that most significantly affect the entity's economic performance. This statement also enhances disclosures about a company's involvement in variable interest entities. Statement No. 167 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009. Although Statement No. 167 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 167 to have a material impact on its financial position or results of operations

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140 ("Statement No. 166"). Statement No. 166 revises FASB Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Extinguishment of Liabilities a replacement of FASB Statement 125 ("Statement No. 140") and requires additional disclosures about transfers of financial assets, including securitization transactions, and any continuing exposure to the risks related to transferred financial assets. It also eliminates the concept of a "qualifying special-purpose entity", changes the requirements for derecognizing financial assets, and enhances disclosure requirements. Statement No. 166 is effective prospectively, for annual periods beginning after November 15, 2009, and interim and annual periods thereafter.

Although Statement No. 166 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 166 will have a material impact on its financial position or results of operations.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.” This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs). This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements. Those disclosure requirements are effective for fiscal years ending after December 31, 2010. Management was still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements. Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

DESTINY CORPORATE ENTERPRISES

UNAUDITED NOTES TO FINANCIALS

JUNE 30, 2014

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)

In February 2010, the FASB issued amended guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and we adopted these new requirements for the period ended September 30, 2010. The adoption of this guidance did not have a material impact on our financial statements.

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect this ASU will have a material impact on its financial position or results of operations when it adopts this update on October 1, 2010.

In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855. The Company has evaluated subsequent events for the period from August 31, 2011 to the date of these financial statements’ filings with the Commission. Pursuant to the requirements of FASB ASC Topic 855, subsequent events are disclosed in Note 8.

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

NOTE B – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock and from acquiring loans to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received through related party loans and the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

DESTINY CORPORATE ENTERPRISES

UNAUDITED NOTES TO FINANCIALS

JUNE 30, 2014

NOTE C – INCOME TAXES

As of December 31, 2013, the Company had net operating loss carry forwards of approximately $30,275 that may be available to reduce future years’ taxable income in varying amounts through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

	2013		2012
Federal income tax benefit attributable to:
Current operations		$3,765		$1,510
Less: valuation allowance		(3,765)		(1,510)
Net provision for Federal income taxes	$	−	$	−

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	2013		2012
Deferred tax asset attributable to:
Net operating loss carryover		$1,280		$529
Less: valuation allowance		(1,280)		(529)
Net deferred tax asset	$	−	$	−

NOTE D – COMMON STOCK

On or about November 10, 2011, Nicole Anderson, our officer and director, paid $25,000 for the incorporation of the Company with personal funds on behalf of the Company. Subsequently, she received reimbursement from the company through issuance of 8,000,000 shares of common stock at $0.003125 per share. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no material assets.

NOTE E – SUBSEQUENT EVENT

The Company evaluated all events or transactions that occurred after the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period ended March 31, 2014.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 – OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Destiny Corporate Enterprises, Inc. in connection with the sale of the common stock being registered. Destiny has agreed to pay all costs and expenses in connection with this offering of common stock. Nicole Anderson is the source of the funds for the costs of the offering. Ms. Anderson has no agreement in writing to pay the expenses of this offering on behalf of Destiny and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$7,500
Accounting Fees	$2,500
Trust Fees	$1,500
Registration Fee	$7.13

Total	$11,507.13

ITEM 14 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

Destiny Acquisition, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Officer and Director indemnity is covered by Section 78.7502

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

(a)

Is not liable pursuant to NRS 78.138; or

(b)

Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

(a)

Is not liable pursuant to NRS 78.138; or

(b)

Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

(c)

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

ITEM 15 – RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Destiny Corporate Enterprises, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about November 10, 2011, Nicole Anderson, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in exchange for 8,000,000 shares of common stock of the Company, each, par value $0.001 per share.

At the time of the issuance, Nicole Anderson was in possession of all available material information about us, as she is the only officer and director. On the basis of these facts, Destiny Corporate Enterprises, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Destiny believes that the exemption from registration for these sales under Section 4(2) was available because:

•

Nicole Anderson is an executive officer of Destiny and thus had fair access to all material information about Destiny before investing;

•

There was no general advertising or solicitation; and

•

The shares bear a restrictive transfer legend.

All shares issued to Nicole Anderson were at a price per share of $0.0018. The price of the common stock issued to him was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, Destiny was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws
a)	Articles of Incorporation
b)	Bylaws adopted on November. 10, 2011

5	Opinion on Legality
a)	Opinion of Harold Gewerter, Esq.

23.1	Consent of Independent Auditor

99	Additional Exhibits
a)	Trust Agreement
b)	Subscription Agreement

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a.

The undersigned registrant hereby undertakes that:

1.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Henderson, state of Nevada on October   3, 2014.

Destiny Corporate Enterprises, Inc.
(Registrant)

By: /s/ Nicole Anderson
Nicole Anderson, President, Chief Executive Officer, Chief Accounting Officer, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicole Anderson	President, Secretary and Director	October 3, 2014
Nicole Anderson	Chief Executive Officer
Principle Executive Officer

/s/ Nicole Anderson	Treasurer	October 3, 2014
Nicole Anderson	Chief Accounting Officer, Chief Financial Officer Principle Accounting Officer